Exhibit 99.1

POGO PRODUCING COMPANY & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are presented to give effect to the following:

•                              The disposition of an undivided 50 percent interest in each and all of the Company’s federal and state Gulf of Mexico oil and gas leasehold interests and related pipelines and equipment for $500 million in cash, which closed on May 31, 2006 (“Gulf of Mexico Disposition”); and

•                              The pro forma results of Northrock Resources Ltd. (“Northrock”) from January 1, 2005 until September 27, 2005, the date the Company acquired Northrock.  Northrock’s results are included in the Company’s historical results for periods subsequent to September 27, 2005.

The unaudited pro forma condensed consolidated income statement for the year ended December 31, 2005 has been derived from the Company’s consolidated income statement for the year ended December 31, 2005 and from the unaudited consolidated income statement of Northrock from January 1, 2005 through the date of its acquisition on September 27, 2005.  The unaudited pro-forma condensed consolidated income statement should be read together with the Company’s consolidated income statement and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2006 and the unaudited pro forma condensed consolidated income statement for the three months ended March 31, 2006 have been derived from the Company’s interim consolidated financial statements (which include the results of Northrock) included in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 and should be read in conjunction with those financial statements, including the notes thereto.

The unaudited pro forma condensed consolidated financial statements are based on the following assumptions and adjustments:

•                                          the income statement presents the Company’s operations as if the Gulf of Mexico Disposition and the Northrock acquisition had occurred on January 1, 2005;

•                                          the historical income statement of Northrock has been adjusted to conform to the financial statement presentation format of the Company;

•                                          the balance sheet data presents the Company’s Gulf of Mexico Disposition as if it occurred on March 31, 2006; and

•                                          the unaudited pro forma estimates of proved reserves and unaudited pro forma standardized measure of discounted future net cash flows related to proved oil and gas reserves give effect to the Gulf of Mexico Disposition as if it had occurred at December 31, 2005.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only.  The financial results may have been different if Northrock and the Company had always been combined or if Northrock and the Gulf of Mexico Disposition had occurred as of the dates indicated above.  This financial information does not purport to indicate the future results that the Company will experience.

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro-Forma Condensed Consolidated Balance Sheet

March 31, 2006

(in millions)

(Unaudited)

	Historical Consolidated	Gulf of Mexico Disposition Pro-Forma Adjustments		Pro-Forma
ASSETS
Current assets:
Cash and cash investments	$23.7	$471.6	(a)	$495.3
Accounts receivable	166.1			166.1
Other receivables	26.8			26.8
Deferred tax asset	21.2			21.2
Inventories - Product	14.5			14.5
Inventories - Tubulars	21.6			21.6
Other	3.2			3.2
Total current assets	277.1	471.6		748.7

Property and equipment:	7,341.1	(654.0	)(b)	6,687.1
Less - Accumulated D D & A	1,992.0	(465.1	)(b)	1,526.9
	5,349.1	(188.9)		5,160.2

Other	43.0			43.0
	$5,669.2	$282.7		$5,951.9
LIABILITIES
Current liabilities:
Accounts payable - operating activities	$149.1	$—		$149.1
Accounts payable - investing activities	138.7	—		138.7
Income taxes payable	63.2	144.1	(c)	207.3
Accrued interest payable	27.5	—		27.5
Accrued payroll and related	3.8	—		3.8
Price hedge contracts	25.7	—		25.7
Other	10.2	0.2	(d)	10.4
Total current liabilities	418.2	144.3		562.5

Long-term debt	1,577.5	—		1,577.5
Asset retirement obligation	150.3	(34.9	)(b)	115.4
Deferred income taxes	1,291.5	(33.0	)(c)	1,258.5
Price Hedge Contracts	24.5	—		24.5
Deferred credits	36.4	—		36.4
Total liabilities	3,498.4	76.4		3,574.8
SHAREHOLDERS’ EQUITY
Common stock	65.3	—		65.3
Additional capital	955.3	—		955.3
Retained earnings	1,527.3	206.3	(d)	1,727.2
		(6.4	)(e)
Accumulated other comprehensive income (loss)	(15.8)	6.4	(e)	(9.4)
Deferred Compensation	—	—		—
Treasury stock, at cost	(361.3)	—		(361.3)
Total shareholders’ equity	2,170.8	206.3		2,377.1
	$5,669.2	$282.7		$5,951.9

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro-Forma Condensed Consolidated Statement of Income

Three Months Ended March 31, 2006

(in millions, except per share amounts)

(Unaudited)

	Pogo Historical Consolidated	Less: Gulf of Mexico Disposition (f)	Pro-Forma

Revenues
Oil & gas revenues	$354.4	$39.6	$314.8
Other	19.1	—	19.1
Total	373.5	39.6	333.9
Expenses
Lease operating	57.1	9.0	48.1
General and administrative	28.7	—	28.7
Exploration	2.7	—	2.7
Dry hole and impairment	25.6	4.8	20.8
DD&A	110.1	7.4	102.7
Production and other taxes	13.5	0.2	13.3
Transportation and other	25.5	1.1	24.4
Total	263.2	22.5	240.7
Operating income	110.3	17.1	93.2
Interest:
Charges	(28.3)	—	(28.3)
Income	0.5	—	0.5
Capitalized	16.2	0.6	15.6
Commodity derivative income (expense) (e)	3.3	—	3.3
Foreign currency transaction gain	(0.2)	—	(0.2)
Income from before taxes	101.8	17.7	84.1
Income taxes	34.3	6.2	28.1
Net income	$67.5	$11.5	$56.0

Earnings per share
Basic	$1.18		$0.98
Diluted	$1.16		$0.97

Weighted average shares:
Basic	57.3		57.3
Diluted	57.9		57.9

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro-Forma Condensed Consolidated Statement of Income

Year Ended December 31, 2005

(in millions, except per share amounts)

(Unaudited)

	Pogo Historical Consolidated	Plus: Northrock Historical from January 1, 2005 through September 26, 2005	Less: Gulf of Mexico Disposition (f)	Pro-Forma Adjustments		Pro-Forma

Revenues
Oil & gas revenues	$1,216.3	$305.3	$162.7	$—		$1,358.9
Other	9.5	—	—	—		9.5
Total	1,225.8	305.3	162.7	—		1,368.4
Expenses
Lease operating	153.7	48.3	33.5	—		168.5
General and administrative	87.3	12.9	—	—		100.2
Exploration	26.5	10.7	1.9	—		35.3
Dry hole and impairment	87.2	10.4	29.2	—		68.4
DD&A	312.2	53.6	26.7	(53.6	)(g)	423.5
				138.0	(h)
Production and other taxes	59.5	6.2	0.8	—		64.9
Transportation and other	(9.1)	4.7	4.9	—		(9.3)
Total	717.3	146.8	97.0	84.4		851.5
Operating income	508.5	158.5	65.7	(84.4)		516.9
Interest:
Charges	(68.7)	—	—	(24.6	)(i)	(100.1)
				(6.8	)(j)
Income	8.3	4.9	—	(4.9	)(k)	8.3
Capitalized	23.4	—	1.7	36.7	(l)	58.4

Commodity derivative income (expense) (e)	(13.6)	—	—	—		(13.6)
Foreign currency transaction gain	0.1	—	—	—		0.1
Income from continuing operations before taxes	458.0	163.4	67.4	(84.0)		470.0
Income taxes	167.9	71.8	23.6	(33.6	)(m)	182.5
Net income from continuing operations	$290.1	$91.6	$43.8	$(50.4)		$287.5

Earnings per share
Basic	$4.80					$4.76
Diluted	$4.76					$4.72

Weighted average shares:
Basic	60.4					60.4
Diluted	60.9					60.9

POGO PRODUCING COMPANY AND SUBSIDIARIES

Pro-Forma Combined Supplemental Oil and Gas Disclosures

(Unaudited)

The following pro-forma estimated reserve quantities and estimated standardized measure of discounted future net cash flows show the effect of the disposition as if it had occurred on December 31, 2005 (dollars expressed in millions).

	Historical Consolidated	Less: Gulf of Mexico Disposition	Pro-Forma
Proved:
Oil, Condensate and Natural Gas Liquids (Bbls.)	144,040,865	15,846,401	128,194,464
Natural Gas (MMcf.)	1,177,725	48,287	1,129,438

Proved Developed:
Oil, Condensate and Natural Gas Liquids (Bbls.)	118,573,719	10,928,567	107,645,152
Natural Gas (MMcf.)	906,005	29,159	876,846

Standardized measure of discounted future net cash flows related to proved oil and gas reserves	$4,562.8	$530.2	$4,032.6

POGO PRODUCING COMPANY & SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

a)                   Represents cash proceeds of $500 million from the Gulf of Mexico Disposition, less purchase price adjustments of $28.4 million arising between the effective date of January 1, 2006 and May 31, 2006.  The Company used the net cash proceeds from the Gulf of Mexico Disposition to repay a portion of the debt incurred to fund the previously announced purchase of Latigo Petroleum, Inc., which was acquired by the Company on May 2, 2006.

b)                  Represents adjustments to remove the carrying value of the properties to be sold and the associated accumulated amortization and asset retirement obligation as of March 31, 2006.

c)                   Represents the assumed current income taxes payable associated with the gain on sale and the reversal of historic deferred taxes on the properties to be sold at March 31, 2006, which were calculated using the 35% statutory U.S. federal tax rate.

d)                  Represents the assumed gain associated with the Gulf of Mexico Disposition, which has been calculated as follows:

Proceeds	$500.0
Less:
Purchase price adjustments:	28.4
Carrying value of properties	188.9
Asset retirement obligation	(34.9)
Transaction costs	0.2
Pre-tax gain	$317.4
Income taxes @ 35%	(111.1)
Pro-forma gain on the disposition, net of tax	$206.3

The actual gain will depend on the book values of the disposed properties and related liabilities at the closing date.  The gain has not been reflected in the accompanying pro forma condensed consolidated income statements.

e)                   Represents $6.4 million of deferred losses in accumulated other comprehensive income as of March 31, 2006 that will be reclassified to earnings due to the loss of hedge accounting on certain derivative contracts designated as hedges against a portion of the Company’s Gulf of Mexico production.  This one time charge is based on the fair value of the Company’s derivative contracts as of March 31, 2006 and has not been reflected in the accompanying pro forma condensed consolidated income statements.  The actual charge will be based on the fair value of these derivative contracts subsequent to March 31, 2006 when the transaction is completed.  Subsequent to the sale, the derivative contracts associated with the Gulf of Mexico Disposition will continue to be carried on the Company’s balance sheet at fair value with changes in fair value reflected on a mark to market basis in our income statement.  For purposes of the pro forma income statement presentation, we have not reflected any mark to market adjustments associated with changes in fair value of the derivative contracts that will lose hedge accounting in conjunction with the Gulf of Mexico Disposition.

f)                     Represents adjustments to remove the historical revenues, operating expenses and capitalized interest associated with the properties subject to the Gulf of Mexico Disposition and the related income taxes calculated using the 35% statutory U.S. federal tax rate.

g)                  Represents the reversal of historical Northrock depreciation, depletion, and amortization expense.

h)                  Represents the pro-forma depreciation, depletion, and amortization expense based on the allocation of the Northrock purchase price to depreciable and depletable assets.

i)                      Represents the pro-forma interest expense and amortization of debt issuance costs on the 6.875% Senior Subordinate Notes due 2017 issued to partially fund the acquisition of Northrock.

j)                      Represents pro forma interest expense on the proceeds under the Company’s bank credit facility used to partially fund the acquisition of Northrock.  For purposes of the pro forma financial information, the Company has assumed an interest rate on the bank credit facility of 4.41%.  A 1/8% variance in this rate would change interest expense by $256,000 per year.

k)                   Represents the reversal of interest income related to a note receivable from Northrock’s former parent.  The note receivable was eliminated as part of the Northrock acquisition.

l)                      Represents the capitalization of interest based on the allocation of the Northrock purchase price to unproved oil and gas properties using a weighted average borrowing rate of 5.1%.

m)                Represents income tax expense on the pro forma adjustments based on the applicable statutory rate (including state and provincial taxes) of 36.5% for U.S. adjustments and 39.5% for Canadian adjustments.